Exhibit 10.2
TERMINATION
OF
IRREVOCABLE PROXY AND
VOTING AGREEMENT
     WHEREAS, The Coca-Cola Company granted an irrevocable proxy dated January 29, 1989 to J. Frank Harrison, III to exercise its voting rights with respect to any and all Common Stock and Class B Common Stock of Coca-Cola Bottling Co. Consolidated as may be owned by The Coca-Cola Company; and
     WHEREAS, The Coca-Cola Company, J. Frank Harrison, III, J. Frank Harrison, Jr. and Reid M. Henson, in his capacity as co-trustee of three trusts for the benefit of certain relatives of the Harrisons, entered into that certain Voting Agreement dated January 27, 1989; and
     WHEREAS, on December 22, 1997, The Coca-Cola Company transferred all of its shares in Coca-Cola Bottling Co. Consolidated to Carolina Coca-Cola Bottling Investments, Inc.; and
     WHEREAS, in connection therewith, Carolina Coca-Cola Bottling Investments, Inc. agreed to be bound by and comply with the terms and conditions of such Voting Agreement; and
     WHEREAS, The Coca-Cola Company, Carolina Coca-Cola Bottling Investments, Inc., J. Frank Harrison, III and Reid M. Henson each desire to terminate such irrevocable proxy and such Voting Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, (i) the irrevocable proxy granted by The Coca-Cola Company to J. Frank Harrison, III and (ii) the Voting Agreement dated January 27, 1989, are hereby terminated in all respects effective as of February 19, 2009.

The Coca-Cola Company		Carolina Coca-Cola Bottling Investments, Inc.

By:	/s/ Harry L. Anderson	By:	/s/ Harry L. Anderson

Name:	Harry L. Anderson	Name:	Harry L. Anderson

Title:	Vice President and Controller	Title:	Vice President and Chief Financial Officer

/s/ J. Frank Harrison, III		/s/ Reid M. Henson

J. Frank Harrison, III		Reid M. Henson, Trustee